Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF OPERATIONS

On December 28, 2021, CURO Group Holdings Corp. (the “Company” or “CURO”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the completion of its acquisition of SouthernCo, Inc., a Delaware corporation d/b/a Heights Finance (“Heights”) (collectively “Combined Company”), from SouthernCo Holdings, LLC, a Delaware limited liability company (“Seller”), pursuant to that certain stock purchase agreement dated as of November 17, 2021 (the “Purchase Agreement” or “SPA”). Pursuant to the Purchase Agreement, the Company agreed to purchase from the Seller all of the issued and outstanding common stock of Heights for a purchase price of $360 million, consisting of (i) $335 million in cash and (ii) shares of the Company’s common stock valued at $25 million in accordance with the formula set forth in the Purchase Agreement, subject to customary working capital and certain other adjustments (the “Acquisition”). The Company completed the acquisition effective December 27, 2021.

The following unaudited pro forma combined statement of operations of CURO and Heights present the combination of the historical consolidated statement of operations of CURO and Heights adjusted to give effect to the Acquisition. A pro forma balance sheet as of December 31, 2021 is not presented because CURO’s audited consolidated balance sheet as of December 31, 2021, filed in the Company’s Annual Report on Form 10-K with the SEC on March 7, 2022, includes the assets acquired and liabilities assumed from the acquisition of Heights. The following unaudited pro forma combined statement of operations have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The unaudited pro forma combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of CURO and Heights on a pro forma basis as if the Acquisition had been consummated on January 1, 2021.

The unaudited pro forma combined statement of operations is based upon available information and certain assumptions that the Company and management believes are reasonable under the circumstances. The unaudited pro forma combined statement of operations should be read in conjunction with the consolidated financial statements, and related notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 7, 2022. The unaudited pro forma combined statement of operations are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of the Combined Company would have been had the Acquisition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations.

The historical consolidated statement of operations of Heights have been adjusted by Company management to reflect certain reclassifications to conform with current financial statement presentation. The unaudited pro forma combined statement of operations does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The pro forma adjustments may differ materially from this provisional determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the Acquisition.

The preparation of the Unaudited Pro Forma Combined Statement of Operations and related adjustments required management to make certain assumptions and estimates. The Pro Forma Statement of Income should be read together with:
•The accompanying notes to the Unaudited Pro Forma Statement of Operations;
•CURO’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, included in CURO’s Form 10-K filed with the SEC on March 7, 2022; and
•Heights’ audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2020 and 2019 included as Exhibit 99.1 in this Current Report on Form 8-K

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except per share data)

	CURO Group Holdings Corp. Historical (includes Heights from December 27 to December 31, 2021)	Heights As Adjusted from January 1 to December 26, 2021 (Note 3)	Transaction Accounting Adjustments	Ref. (Note 4) (Note 6)	CURO Group Holdings Corp. and Heights Pro Forma Combined
Revenue	$817,843	$235,700	$22,160	(4b), (4c)	$1,075,703
Provision for losses	245,668	45,292	(33,671)	(4b), (4c)	257,289
Net revenue	572,175	190,408	55,831		818,414
Operating expenses
Salaries and benefits	237,109	75,944	9,729	(4b)	322,782
Occupancy	55,559	16,681	—		72,240
Advertising	38,762	11,299	—		50,061
Direct operations	60,056	12,969	570	(4b)	73,595
Depreciation and amortization	26,955	5,615	405	(4b), (4c)	32,975
Other operating expense	74,682	13,310	(1,529)	(4a), (4b)	86,463
Total operating expenses	493,123	135,818	9,175		638,116
Other (income) expense
Interest expense	97,334	24,968	10,097	(4a), (4b), (4d)	132,399
Income from equity method investment	(3,658)	—	—		(3,658)
Gain from equity method investment	(135,387)	—	—		(135,387)
Loss on extinguishment of debt	40,206	—	—		40,206
Total other (income) expense	(1,505)	24,968	10,097		33,560
Income from continuing operations before income taxes	80,557	29,622	36,559		146,738
Provision (benefit) for income taxes	21,223	9,396	9,505	(4e)	40,124
Net income from continuing operations	59,334	20,226	27,054		106,614

Basic earnings per share from continuing operations:	$1.44			(6)	$2.50
Diluted earnings per share from continuing operations:	$1.38			(6)	$2.39

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Note 1 - Basis of Pro Forma Presentation

The pro forma statement of operations was prepared in accordance with Article 11 of SEC Regulation S-X, which requires the presentation of the most recent fiscal year end for which a balance sheet is required. Pursuant to Article 11, no pro forma balance sheet is included because CURO’s audited consolidated balance sheet as of December 31, 2021, filed on March 7, 2022, includes the assets acquired and liabilities assumed from the acquisition of Heights.

The unaudited pro forma combined statement of operations was prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the guidance of ASC 805, the Company is considered the acquirer of Heights for accounting purposes. Accordingly, consideration given by the Company to complete the acquisition was allocated to the assets and liabilities of Heights based upon their estimated fair values as of the date of the acquisition. As of the date of this Current Report, the Company has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are provisional and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The provisional pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined statement of operations. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the statement of operations until the allocation of consideration is finalized, which will be made as soon as practicable but not later than one year from the acquisition date. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma combined statement of operations presents the pro forma combined results of operations of the Combined Company based upon the historical financial statement of the Company and Heights, after giving effect to the acquisition and the adjustments described in these notes. The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not intended to reflect the results of operations which would have actually resulted had the acquisition been completed on the date indicated. Further, the unaudited pro forma combined statement of operations does not reflect the costs of integration activities or benefits from the realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The unaudited pro forma combined statement of operations give effect to the acquisition as if it had been consummated on January 1, 2021.

Note 2 - Accounting Policies

As part of preparing the pro forma statement of operations, the Company conducted a review of the accounting policies of Heights and did not note any material differences in accounting policies that would require pro forma adjustments to conform to the Company’s accounting policies.

The accounting policies used in the preparation of the unaudited pro forma combined statement of operations are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.

Note 3 - Reclassification Adjustments

The unaudited pro forma combined statement of operations has been adjusted to reflect certain reclassifications of Heights’ financial statements to conform to the Company’s financial statement presentation.

Financial information presented in the “Heights As Adjusted” column in the unaudited pro forma combined statement of operations for the period between January 1, 2021 through December 26, 2021 has been reclassified to conform to the Company’s presentation as indicated in the table below (in thousands):

Presentation in Heights Financial Statements	Presentation in unaudited pro forma combined consolidated statement of operations	For the period January 1 to December 26, 2021
Personnel	Salaries and benefits	$75,944
	Other operating expense	67
Professional fees	Other operating expense	5,898
Occupancy and equipment	Occupancy	12,588
	Other operating expense	425
Marketing	Advertising	11,115
Other	Direct operations	12,969
	Other operating expense	6,920
	Occupancy	4,093
	Advertising	184

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Note 4 - Transaction Accounting Adjustments

(a)    Activity excluded from acquisition

Certain activity was excluded from the transaction activity based on it not being purchased per the terms of the SPA or relating to a balance settled upon close of the Acquisition. The activity excluded from the unaudited combined statement of operations was (in thousands):

Account	Financial Statement Caption	For the period January 1 to December 26, 2021
Debt related interest and fees	Interest expense	$(2,095)
Management fees	Other operating expense	(2,099)

(b)    Reflects the write-off of certain activity in accordance with the acquisition method of accounting. The activity removed from the unaudited pro forma combined statement of operations was (in thousands):

Account	Financial Statement Caption	Increase (decrease) for the period January 1 to December 26, 2021
Amortization of deferred loan origination costs	Revenue	$10,539
Provision for loan losses / insurance claims and expenses	Provision for losses	(45,292)
Deferral of loan origination costs	Salaries and benefits	9,729
Deferral of loan origination costs	Direct operations	570
Deferral of loan origination costs	Other operating expense	570
Amortization of debt related fees	Interest expense	(4,996)
Amortization of intangible assets	Depreciation and amortization	(2,558)

(c)    Reflects the fair value adjustments in accordance with the acquisition method of accounting. The activity added to the unaudited pro forma combined statement of operations was (in thousands):

Account	Financial Statement Caption	For the period January 1 to December 26, 2021
Amortization of fair value discount on unsecured loans	Revenue	$11,621
Amortization of fair value discount on unsecured loans	Provision for losses	11,621
Amortization of intangible assets	Depreciation and amortization	2,963

(d)    To adjust Interest expense for the issuance of an additional $250 million of 7.50% Senior Notes, which were issued on December 3, 2021. The $250 million of 7.50% Senior Notes were used to fund the Acquisition and have been adjusted to give effect to pro forma operations for the period January 1, 2021 through December 2, 2021, as follows (in thousands):

Corporate Debt	Financial Statement Caption	For the year ended December 31, 2021
7.50% Senior Notes	Interest expense	$17,188

(e)    To adjust for the income tax impact of the Transaction Accounting Adjustments at the blended federal and state statutory rate of approximately 26%, as follows (in thousands):

Account	Financial Statement Caption	For the period January 1 to December 26, 2021
Income tax expenses	Provision for income taxes	$9,505

Note 5 - Calculation of Provisional Purchase Price and Purchase Price Allocation

Information regarding the acquisition is provisional and based on information available in the limited time since December 27, 2021. Due to the timing of the close of the acquisition, the information described below will be finalized in subsequent periods as prescribed in ASC 805.

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
The provisional purchase price includes cash consideration and the fair value of CURO’s common stock issued to the Sellers. The provisional purchase price was calculated as follows (in thousands, except per share data):

Cash consideration
Cash consideration paid at closing (1)	$335,000
Cash consideration paid to extinguish Seller pre-existing debt not acquired	56,716
Working capital true up adjustment	1,371
Cash payment for cash acquired	10,659
Total cash consideration paid	$403,746

Equity consideration
Shares of CURO common stock issued	1,446
Price per share (2)	$16.85
Equity consideration of CURO shares issued	$24,369

Total consideration paid	$428,115
(1) Calculated in accordance with the Purchase Agreement as the base purchase price
(2) Based on the closing stock price on December 27, 2021.

The following table presents the provisional purchase price allocation recorded in the Company’s Consolidated Balance Sheet as of the date of acquisition (in thousands):

Amounts acquired on December 27, 2021 (as adjusted)
Assets
Cash and cash equivalents	$13,564
Restricted cash	33,630
Gross loans receivable(1)	471,630
Income tax receivable	3,526
Prepaid expenses and other	7,410
Property and equipment	4,748
Right-of-use assets	16,111
Intangibles, net	11,900
Other assets	98
Total assets	$562,617

Liabilities
Accounts payable and accrued liabilities	$19,186
Lease liabilities	16,315
Deferred tax liability	1,077
Accrued interest on debt	1,781
Debt	350,000
Total liabilities	$388,359

Net assets acquired	$174,258
Total consideration paid	428,115
Goodwill	$253,857
(1) The gross contractual loans receivables as of December 27, 2021 were $485.4 million of which the Company estimates $13.7 million will not be collected.
Goodwill of $253.9 million represents the excess of the consideration paid over the fair value of the net tangible and intangible assets acquired. The goodwill was primarily attributed to expected synergies created with the Company’s future product offerings and the value of the combined workforce.

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition (dollars in thousands):

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Fair Value	Useful Life
Trade name	$4,300	10.0 years
Customer relationships	7,600	3.0 years
Total identified intangible assets	$11,900

Note 6 - EPS

The preliminary pro forma calculation of earnings per share has been adjusted to give effect to the issuance of 1.4 million shares of CURO common stock as equity consideration, as discussed in Note 6.

Pro forma basic and diluted earnings per share from continuing operations (in thousands, except per share data):

Basic EPS from continuing operations
Combined pro forma net income from continuing operations	$106,614
CURO historical basic weighed average common shares outstanding	41,155
Weighted average number of common shares issued by CURO(1)	1,427
Pro forma weighted average common shares outstanding	42,582
Basic EPS from continuing operations	$2.50

Diluted EPS from continuing operations
Combined pro forma net income from continuing operations	106,614
CURO historical diluted weighed average common shares outstanding	1,987
Pro forma weighted average common shares outstanding	44,569
Diluted EPS from continuing operations	$2.39
(1) Reflects the 1.4 million common shares issued in the acquisition on December 27, 2021, weighted for the period of January 1, 2021 to December 26, 2021, as the shares are reflected in the CURO historical weighted-average number of basic shares beginning December 27, 2021.